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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                              U.S. WEST HOMES, INC.
                       F.K.A. SENIOR CARE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          NEVADA                                                 68-0221599
          ------                                                 ----------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                             410 Broadway, 2nd Floor
                             Laguna Beach, CA 92651
          (Address of Principal Executive Offices, Including Zip Code)
                              --------------------

                  Various Employment and Consulting Agreements
                            (Full Title of the Plan)
                              --------------------

                         Resident Agents of Nevada, Inc.
                          711 S. Carson Street, Suite 4
                              Carson City, NV 89701
                                 (775) 882-4641
                                 --------------
           (Name, Address, and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of Securities     Amount to be  Proposed Maximum  Proposed   Amount
to be Registered        Registered    Offering Price    maximum    of
                                      per share         aggregate  Registration
                                      Price             Offering   Fee
-------------------     -----------  -------------    -----------  -----------
Common Stock,
par value $0.001       573,825,733(1)   $.003(2)      $1,721,477   $ 139.27
-------------------     -----------  -------------    -----------  -----------

         (1) Represents shares of Common Stock available for issuance pursuant to awards granted or to be granted pursuant to various agreements.

         (2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average high and low prices for the registrant's common stock as quoted on the over-the-counter bulletin board on April 21, 2003.



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement under the rules of the Securities Act and the note to Part I of the Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

a. Our Amended Annual Report on Form 10-KSB/A, as amended, for the fiscal year ended December 31, 2002, filed on April 22, 2003.

b. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

c. A description of our common stock contained in our Form 10 filed December 23, 1999, including any amendment or report filed for the purpose of updating this description.

Reports filed in calendar year 2002 were filed under our previous name "Senior Care Industries, Inc."

You may request a copy of these filings at no cost by writing or telephoning us at the following address: U.S. West Homes, Inc., Report Requests,
410 Broadway, 2nd Floor, Laguna Beach, CA 92651-1830.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF EXPERTS AND COUNSEL

Not applicable.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under Nevada law, a corporation may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such person against liability under the Securities Act of 1933. A true and correct copy of Section 78.7502 of Nevada Revised Statutes that addresses indemnification of officers, directors, employees and agents is attached hereto as Exhibit 99.

            In addition, Section 78.138 of the Nevada Revised Statutes and U.S. West's Articles of Incorporation and Bylaws provide that a director or officer of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to any act or failure to act in his capacity as an officer or director unless it is proven that: (a) his act or failure to act constituted a breach of fiduciary duty as a director or officer or (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

            The effect of these provisions may be to eliminate the rights of U.S. West and its stockholders (through stockholders' derivative suit on behalf of U.S. West) to recover monetary damages against a director or officer for certain actions or failures to act except in the situations described in clauses
(a) - (b) of the preceding paragraph.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

Exhibit  No.       Description
-----------        -----------
Exhibit 2: Articles & Agreement and Plan of Merger [incorporated by reference filed on Form 10KSB on April 17, 2002].

Exhibit 3(i)a: Articles of Incorporation [incorporated by reference filed on Form 10-SB on December 27, 2000].

Exhibit 3(i)b: Amendment to Articles of Incorporation increasing share authorization [incorporated by reference filed in Definitive Information Statement on Form 14c on February 12, 2002].

Exhibit 3(i)c: Certificate of Powers, Designations, Preferences & Rights of Series F Preferred stock [Incorporated by reference filed with Annual Report on Form 10-KSB on April 16, 2002].

Exhibit 3(i)d: Certificate of Powers, Designations, Preferences & Rights of Series G Preferred stock [Incorporated by reference filed with Annual Report on Form 10-KSB on April 16, 2002].

Exhibit 3(i)e: Certificate of Powers, Designations, Preferences & Rights of Series J Preferred stock [Incorporated by reference filed with Annual Report on Form 10-KSB on April 16, 2002].

Exhibit 3(i)f: Certificate of Powers, Designations, Preferences & Rights of Series K Preferred stock [Incorporated by reference filed with Annual Report on Form 10-KSB on April 16, 2002].

Exhibit 3(i)g: Amendment to Articles of Incorporation increasing share authorization [incorporated by reference filed in Definitive Information Statement on Form 14c on June 25, 2002].

Exhibit 3(i)h: Amendment to Articles of Incorporation changing name of the corporation [incorporated by reference filed in Definitive Information Statement on Form 14c on September 13, 2002].

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Exhibit 3(i)i:    Amendment to Articles of Incorporation increasing share
                  authorization [incorporated by reference filed in Definitive Information Statement on Form 14c on December 26, 2002].

Exhibit 3(i)j: Amendment to Articles of Incorporation increasing share Authorization [incorporated by reference filed in Definitive Information Statement on Form 14c on March 24, 2003].

Exhibit 3(ii): Amended & Restated Bylaws dated January 2, 2003 [incorporated by reference filed in filed in Registration Statement on Form S-8 on February 12, 2003].

Exhibit 4: Description of Common Stock [set forth above in Exhibits 3(i)b and 3(i)j and in the Articles of Incorporation]

Exhibit 5:(i)     Opinion of Weed & Co. LLP re: legality of shares

Exhibit 10(i): Employment Agreement with Craig H. Brown dated December 5, 2002 [incorporated by reference filed in Registration Statement on Form S-8 on January 2, 2003].

Exhibit 10(ii): Employment Agreement with Mervyn A. Phelan, Sr. dated March 12, 2001 [incorporated by reference filed in Annual Report on Form 10-KSB on April 16, 2002].

Exhibit 10(iii): Engagement letter from Spectrum Law Group dated February 10, 2003 [incorporated by reference filed in Registration Statement on Form S-8 on February 12, 2003].

Exhibit 10(iv):   Engagement letter from Richard Weed dated March 13, 2003

Exhibit 10(v): Consulting agreement with Cruickshank & Associates dated September 20, 2002 [incorporated by reference filed in Registration Statement on Form S-8 on February 12, 2003].

Exhibit 10(vi): Engagement letter from Richard Norton, Esq. dated October 31, 2001 [incorporated by reference filed in Registration Statement on Form S-8 on February 12, 2003].

Exhibit 10(vii): Consulting agreement with Richard Greene dated October 8, 2002 [incorporated by reference filed in Registration Statement on Form S-8 on February 12, 2003].

Exhibit 10(viii): Engagement letter from Randall Waier, Esq. dated January 28,
                  2003 [incorporated by reference filed in Registration Statement on Form S-8 on February 12, 2003].

Exhibit 10(ix):   Employment Agreement with Randy Passanissi dated January 2,
                  2003.

Exhibit 10(x):    Consulting Agreement with Carl Hunking dated April 17,
                  2003.

Exhibit 10(xi): Consulting Agreement with Mervyn A. Phelan, Jr. dated April 17, 2003.

Exhibit 10(xii):  Consulting Agreement with Gary Zinn dated February 14, 2003.

Exhibit 23(i): Consent of Weed & Co. LLP [incorporated in opinion in Exhibit 5(i)].

Exhibit 23(ii):   Consent of McKennon, Wilson & Morgan, LLP.

Exhibit 99:       Section 78.7502 of Nevada Revised Statutes.

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ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on a Form S-3, Form S-8, or Form F-3, and the information required [or] to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Issuer certifies that it has reasonable grounds to believe that is meets all of the requirements for filing of this S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Beach, State of California, on April 22, 2003.

     U.S. West Homes, Inc.

     /s/ Mervyn A. Phelan, Sr.
     -------------------------------
     Chief Executive Officer, Chairman
     of the Board of Directors & Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature                                 Title                       Date
--------------------------------------------------------------------------------

/s/ Mervyn A. Phelan, Sr.            Chief Executive Officer     April 22, 2003
-------------------                  Chairman of the Board
Mervyn A. Phelan, Sr.                of Directors

/s/ Craig H. Brown                   President                   April 22, 2003
-------------------                  Director
Craig H. Brown

/s/ John Semmens                     Chief Financial             April 22, 2003
-------------------                  Officer
John Semmens

/s/ David Edwards                    Member of the Board         April 22, 2003
-------------------
David Edwards

/s/ John Tanner                      Member of the Board         April 22, 2003
-------------------
David Edwards

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